Exhibit (j)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------



We hereby consent to the incorporation by reference in this Registration Statement of DWS Advisor Funds on Form N-1A ("Registration Statement") of our report dated May 27, 2009 relating to the financial statements and financial highlights which appears in the March 31, 2009 Annual Report to Shareholders of DWS Lifecycle Long Range Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Statements", "Financial Highlights" and "Independent Registered Public Accounting Firm" in such Registration Statement.


/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts
July 27, 2009